BERKSHIRE HILLS BANCORP™

Berkshire Bank-America's Most Exciting Bank™



PRIVATE BANKING
INSURANCE
AMEB
INVESTMENTS
LENDING
RETAIL BANKING
WEALTH MANAGEMENT

Investor Presentation
February 10, 2011

BERKSHIRE HILLS BANCORP

Berkshire Bank-America's Most Exciting Bank



Kevin P. Riley
Executive Vice President, CFO
Phone: (413) 236-3195
Email: kriley@berkshirebank.com



David H. Gonci
Investor Relations Officer
Phone: (413) 281-1973
Email: dgonci@berkshirebank.com



Michael P. Daly
President and CEO
Phone: (413) 236-3194
Email: mdaly@berkshirebank.com

P.O. Box 1308, Pittsfield, MA 01202 – Executive Offices – 66 West Street, Pittsfield, MA 01201

Banking · Insurance · Wealth Management

Berkshire Hills Bancorp

- Regional bank with nearly $3 billion in assets
- 42 full service branches in three states - Massachusetts, New York and Vermont
- Retail and commercial banking, insurance and wealth management services
- Experienced / energetic management team
- Strong revenue and earnings growth
- Quality balance sheet
- Pending acquisitions to increase assets to about $4 billion, with more than 60 branches


VT
NH
MA
NY
CT
RI

Banking · Insurance · Wealth Management

Strong Financial Performance in 2010

	Peer Percentile
Strong balance sheet growth	
9% loan growth	85th
11% deposit growth	75th
Double digit revenue growth	
10% net revenue growth	55th
Improved profitability	
32% increase in pre-tax, pre-provision profit	85th
Favorable asset quality	
0.59% non-performing assets/assets (FYE)	85th
0.42% net loan charge-offs/average loans	70th

Note: The peer group is based on SNL data for banks and thrifts with total assets in the $2-12B range in the New England and Mid-Atlantic regions, excluding MHCs. For asset quality, higher percentile indicates lower metric value.

2010 Highlights

- Strong organic loan and deposit business development in all regions, with deposit growth funding loan growth
- Positive operating leverage from 10% revenue growth while expense growth held to 4% including start-up costs of expansion initiatives
- New Asset Based Lending group produced nearly $100 million in net new loan outstandings
- New Springfield Private Banking group produced nearly $50 million in net new deposit balances

2010 Highlights

- Two de novo branches opened in strategically important New York Albany region
- Consolidated insurance offices and created new insurance service center, reducing costs, improving service and providing scalable growth platform
- Reorganized wealth management and recruited new senior leadership for business development and account management
- Recruited Chief Risk Officer who successfully executed plan to reduce non-performing assets by more than 50%
- Whole company completed first semester at AMEBU – America's Most Exciting Bank University

Building Through Bank Acquisitions

($ in millions)	Berkshire	Rome	Legacy	Pro Forma Combined	Increase
Total assets	$2,880	$330	$920	$4,130	40%+
Total core revenue	$108	$16	$31	$155	40%+
Total branches	42	5	19	66	50%+
Market capitalization	$311	$82	$114	$462	45%+
Tangible equity/assets	7.9%	18.6%	10.7%	8.0%	0.1%+

Note: Berkshire and Legacy data is as of and for the year 12/31/10; Rome data is as of 9/30/10 (annualized). Combined data is before any Legacy branch divestitures or other balance sheet changes resulting from the merger. Tangible equity/assets includes previously disclosed fair market value adjustment estimates and the divesture of $200 million in Legacy deposits. Market capitalizations as of 2/7/11; combined capitalization based on pro forma shares outstanding. Rome acquisition expected to be closed by 3/31/11; Legacy acquisition expected to be closed by 6/30/11.

Acquisition Strategies

- Target northeast markets
- Earnings per share accretive
- Double digit return on investment
- Moderate tangible book value dilution
- Improved financial metrics
- Maintenance of strong capital
- Prudent asset quality marks



Plans for Strong Core Earnings Growth in 2011 & 2012

- Core EPS to increase 40 – 50% in 2011 to the range of $1.40 - $1.50
- GAAP EPS to include one-time merger related charges
- Organic core revenue growth in high single digits
- Organic core non-interest expense growth in low single digits
- First quarter core EPS up 25% year over year, before any merger benefit
- Maintain pace to achieve $2.00 core EPS run rate by end of 2012

Why Invest in Berkshire Hills Bancorp?

- Strong growth from organic, de novo, product and acquisition strategies
- Core earnings advancing at 25%+ organic annualized rate
- Mergers to provide additional core EPS accretion while also improving most financial performance metrics
- Strong asset quality with solid capital and core funding
- Experienced executive team
- Distinctive brand and culture as *America's Most Exciting Bank* sm
- Attractive stock price multiples
  - *100% BUY ratings from equity analysts*

FORWARD LOOKING STATEMENTS. This presentation contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about the proposed merger of Berkshire with Rome Bancorp, Inc. ("Rome"), and Legacy Bancorp, Inc. ("Legacy"). These statements include statements regarding the anticipated closing date of the transactions and anticipated future results. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words like "believe," "expect," "anticipate," "estimate," and "intend" or future or conditional verbs such as "will," "would," "should," "could" or "may." Certain factors that could cause actual results to differ materially from expected results include delays in completing the mergers, difficulties in achieving cost savings from the mergers or in achieving such cost savings within the expected time frames, difficulties in integrating the companies, increased competitive pressures, changes in the interest rate environment, changes in general economic conditions, adverse legislative and regulatory changes, changes in the securities markets and other risks and uncertainties disclosed from time to time in documents that Berkshire files with the Securities and Exchange Commission.

ADDITIONAL INFORMATION FOR SHAREHOLDERS. The proposed transactions with Rome Bancorp, Inc. and Legacy Bancorp, Inc. will be submitted to their stockholders for their consideration, and Berkshire's stockholders are also expected to vote on the Legacy transaction. In connection with the proposed mergers, Berkshire is filing with the Securities and Exchange Commission ("SEC") a Registration Statement on Form S-4 for each of the two entities being acquired, including a Proxy Statement of the entity being acquired and a Proxy Statement/Prospectus of Berkshire, as well as other relevant documents concerning the proposed transaction. Stockholders are urged to read these documents as they become available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. A free copy of the Proxy Statement/Prospectus for each entity, as well as other filings containing information about Berkshire Hills, Rome, and Legacy, may be obtained at the SEC's Internet site (www.sec.gov) . You will also be able to obtain these documents, free of charge, from Berkshire Hills Bancorp (www.berkshirebank.com) under the tab "Investor Relations" or from Rome Bancorp's website (www.romesavings.com) under the tab "Corporate Info" or from Legacy Bancorp by accessing Legacy Bancorp's website (www.legacy-banks.com) under the tab "Investor Relations."

Berkshire, Rome, and Legacy and certain of their directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Rome Bancorp and Legacy Bancorp in connection with the proposed mergers. Information about the directors and executive officers of Berkshire Hills Bancorp is set forth in the proxy statement for Berkshire Hills Bancorp's 2010 annual meeting of stockholders, as filed with the SEC on a Schedule 14A on March 26, 2010. Information about the directors and executive officers of Rome is set forth in the proxy statement, dated April 1, 2010, for Rome's 2010 annual meeting of stockholders, as filed with the SEC on Schedule 14A. Information about the directors and executive officers of Legacy Bancorp is set forth in the proxy statement for Legacy Bancorp's 2010 annual meeting of stockholders, as filed with the SEC on a Schedule 14A on March 25, 2010. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the Proxy Statement/Prospectus documents regarding the proposed mergers as they are available. Free copies of these documents may be obtained as described in the preceding paragraph.

NON-GAAP FINANCIAL MEASURES. This presentation references non-GAAP financial measures incorporating tangible equity and related measures, and core earnings excluding merger costs. These measures are commonly used by investors in evaluating business combinations and financial condition.

Exhibit A

Financial Performance and Goals

	2008	2009	2010	Guidance 2011 Q1	Long Term Financial Goals
Core revenue growth	21%	-8%	9%	6%	10%+
Net interest margin	3.44%	3.00%	3.27%	3.30%	3.50%+
Fee income/total revenue	28%	29%	28%	30%	35%+
Efficiency ratio	61%	73%	71%	72%	55%
Pretax, pre-prov. core ROA	1.40%	0.75%	0.98%	1.00%+	1.70%+
Core ROA	0.87%	-0.57%	0.51%	0.55%+	1.00%+
Core ROE	6.47%	-3.69%	3.69%	4.00%+	10.00%+
Core ROTE	16.16%	-5.73%	8.03%	7.50%+	15.00%+
Core EPS	$2.06	$ (1.20)	$1.01	$0.30	$2.00+

Note: GAAP EPS was ($1.52) in 2009 due to TARP dividends and restructuring charges. GAAP EPS was $0.99 in 2010 due to merger related expenses. Guidance and goals exclude M&A deal expenses.

Diversified Revenues and Regional Presence

Exhibit B

Record revenues of $108 million in 2010

Diversified Revenues


Banking Fees
& Other
15%
Insurance
10%
Wealth
Management
4%
Net Interest
Income
71%

Expanding Regional Presence


New York
12%
Vermont
14%
Berkshire
County
43%
Springfield
31%

Bank Revenue Mix

Note: Regional bank revenues exclude wealth management.

Loan Mix Managed for Quality Growth

Exhibit C

- Double digit organic commercial loan growth
- Diversifying commercial loan exposure
- Growing share of residential mortgage and consumer lending
- Strong credit disciplines
- All lending is to relationships in Berkshire's Northeast markets
- Solid asset quality and trends at year-end 2010


(Millions)
$2,400
$2,000
$1,600
$1,200
$800
$400
$0
$1,699
$1,944
$2,007
$1,962
$2,142
13%
30%
14%
43%
2006
2007
2008
2009
2010
Commercial Mtg
C&I
Residential
Consumer

Note: Data is as of period end.

Exhibit D

Diversified Commercial Loan Exposure

Total Commercial Loans = $1.2 Billion
(Year-end 2010)



CRE Owner Occupied, 13%
Commercial & Industrial, 23%
Residential Construction, 2%
Other Construction, 8%
Apartments & Dwellings, 7%
Lodging, 10%
CRE Rental, 21%
CRE Other, 16%

Note: CRE Owner Occupied is based on FDIC definition. CRE Rental is based on SIC Code 6512 – Operators of Non-Residential Buildings – Office, Retail, Warehouse, etc. CRE Other includes medical, educational, and other. Commercial & industrial includes asset based lending.

BERKSHIRE HILLS BANCORP™

Berkshire Bank-America's Most Exciting Bank™

If you have any questions, please contact:
David Gonci
Investor Relations Officer
(413) 281-1973
dgonci@berkshirebank.com

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